UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2025

CLEAR CHANNEL OUTDOOR HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32663	88-0318078
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4830 North Loop 1604W, Suite 111
San Antonio, Texas, 78249
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (210) 547-8800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	CCO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Indenture Governing 7.125% Senior Secured Notes Due 2031

On August 4, 2025, Clear Channel Outdoor Holdings, Inc. (the “Company”) completed the sale of $1,150.0 million in aggregate principal amount of 7.125% Senior Secured Notes due 2031 (the “2031 Secured Notes”) in a private placement to persons reasonably believed to be qualified institutional buyers in reliance on the exemption from registration pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to persons outside the United States in compliance with Regulation S under the Securities Act. The 2031 Secured Notes were issued pursuant to an indenture, dated as of August 4, 2025 (the “2031 Notes Indenture”), among the Company, the subsidiaries of the Company acting as guarantors party thereto (collectively, the “Guarantors”) and U.S. Bank Trust Company, National Association, as trustee and as collateral agent.

The 2031 Secured Notes mature on February 15, 2031 and bear interest at a rate of 7.125% per annum. Interest on the 2031 Secured Notes is payable to the holders thereof semi-annually on February 15 and August 15 of each year, beginning on February 15, 2026. The 2031 Secured Notes are guaranteed fully and unconditionally on a senior secured basis by the Guarantors and any of the Company’s future wholly-owned domestic subsidiaries that guarantee the Company’s obligations under the Company’s senior secured term loan facility (the “Term Loan Facility”), its senior secured revolving credit facility (the “Revolving Credit Facility” and, together with the Term Loan Facility, the “Senior Secured Credit Facilities”) and its receivables-based credit facility (the “ABL Facility”).

The Company may redeem all or a portion of the 2031 Secured Notes beginning on August 15, 2027 at the redemption prices set forth in the 2031 Notes Indenture. Prior to August 15, 2027, the Company may redeem all or a portion of the 2031 Secured Notes at a redemption price equal to 100.000% of the principal amount of the 2031 Secured Notes, plus the “make-whole” premium, as described in the 2031 Notes Indenture. The Company may redeem up to 40% of the aggregate principal amount of the 2031 Secured Notes at any time prior to August 15, 2027 using the net proceeds from certain equity offerings at 107.125% of the principal amount of the 2031 Secured Notes. During any twelve-month period prior to August 15, 2027, subject to certain exceptions and conditions, the Company may also redeem up to 10% of the then-outstanding aggregate principal amount of 2031 Secured Notes at a redemption price equal to 103.000% of the aggregate principal amount of the 2031 Secured Notes being redeemed. If the Company experiences specific kinds of changes in control, the Company must offer to repurchase all of the 2031 Secured Notes at 101.000% of the principal amount of the 2031 Secured Notes, plus accrued and unpaid interest, if any, to, but excluding, the repurchase date.

Indenture Governing 7.500% Senior Secured Notes Due 2033

On August 4, 2025, the Company completed the sale of $900.0 million in aggregate principal amount of 7.500% Senior Secured Notes due 2033 (the “2033 Secured Notes” and, together with the 2031 Secured Notes, the “Notes”) in a private placement to persons reasonably believed to be qualified institutional buyers in reliance on the exemption from registration pursuant to Rule 144A under the Securities Act, and to persons outside the United States in compliance with Regulation S under the Securities Act. The 2033 Secured Notes were issued pursuant to an indenture, dated as of August 4, 2025 (the “2033 Notes Indenture” and, each of the 2031 Notes Indenture and the 2033 Notes Indenture, an “Indenture”), among the Company, the Guarantors and U.S. Bank Trust Company, National Association, as trustee and as collateral agent.

The 2033 Secured Notes mature on March 15, 2033 and bear interest at a rate of 7.500% per annum. Interest on the 2033 Secured Notes is payable to the holders thereof semi-annually on March 15 and September 15 of each year, beginning on March 15, 2026. The 2033 Secured Notes are guaranteed fully and unconditionally on a senior secured basis by the Guarantors and any of the Company’s future wholly-owned domestic subsidiaries that guarantee the Company’s obligations under the Term Loan Facility, the Revolving Credit Facility and the ABL Facility.

The Company may redeem all or a portion of the 2033 Secured Notes beginning on September 15, 2028 at the redemption prices set forth in the 2033 Notes Indenture. Prior to September 15, 2028, the Company may redeem all or a portion of the 2033 Secured Notes at a redemption price equal to 100.000% of the principal amount of the 2033 Secured Notes, plus the “make-whole” premium, as described in the 2033 Notes Indenture. The Company may redeem up to 40% of the aggregate principal amount of the 2033 Secured Notes at any time prior to September 15,

2028 using the net proceeds from certain equity offerings at 107.500% of the principal amount of the 2033 Secured Notes. During any twelve-month period prior to September 15, 2028, subject to certain exceptions and conditions, the Company may also redeem up to 10% of the then-outstanding aggregate principal amount of 2033 Secured Notes at a redemption price equal to 103.000% of the aggregate principal amount of the 2033 Secured Notes being redeemed. If the Company experiences specific kinds of changes in control, the Company must offer to repurchase all of the 2033 Secured Notes at 101.000% of the principal amount of the 2033 Secured Notes, plus accrued and unpaid interest, if any, to, but excluding, the repurchase date.

The Notes and the guarantees are secured on a first-priority basis by security interests in all of the Company’s and the Guarantors’ assets securing the Senior Secured Credit Facilities, subject to certain exceptions, on a pari passu basis with the liens on such assets (other than the assets securing the ABL Facility) (such assets, other than the assets securing the ABL Facility, the “Notes Priority Collateral”), and on a second-priority basis by security interests in all of the Company’s and the Guarantors’ assets securing the Company’s ABL Facility on a first-priority basis (the “ABL Priority Collateral” and, together with the Notes Priority Collateral, the “Notes Collateral”), in each case, other than any excluded assets and subject to intercreditor agreements. The ABL Facility is secured on a second-priority basis by the Notes Priority Collateral.

As previously disclosed, the Company intends to use the net proceeds from the Notes, together with cash on hand, to redeem all of its outstanding 5.125% Senior Secured Notes due 2027 and 9.000% Senior Secured Notes due 2028 and to pay related transaction fees and expenses (collectively, the “Redemption”).

After giving effect to the Redemption, the Notes and the guarantees are general senior secured obligations of the Company and the Guarantors and rank pari passu in right of payment with the Company’s and the Guarantors’ existing and future senior indebtedness, including the Senior Secured Credit Facilities, the ABL Facility, the 7.750% senior notes due 2028, the 7.500% senior notes due 2029 and the 7.875% senior secured notes due 2030 and will be senior in right of payment to all existing and future subordinated and unsecured indebtedness of the Company and the Guarantors.

The Notes are effectively equal to all of the Company’s and the Guarantors’ existing and future indebtedness secured by a first-priority lien on the Notes Priority Collateral (including the Senior Secured Credit Facilities), to the extent of the value of such collateral, are effectively subordinated to all of the Company’s and the Guarantors’ existing and future indebtedness secured by a first-priority lien on the ABL Priority Collateral (including the ABL Facility), to the extent of the value of such collateral, and are structurally subordinated to any existing and future indebtedness and other liabilities, including preferred stock, of existing and future subsidiaries of the Company that do not guarantee the Notes.

Each Indenture contains covenants that limit the Company’s ability and the ability of its restricted subsidiaries to, among other things: (i) incur or guarantee additional debt or issue certain preferred stock; (ii) redeem, purchase or retire subordinated debt; (iii) make certain investments; (iv) create restrictions on the payment of dividends or other amounts from the Company’s restricted subsidiaries that are not Guarantors; (v) enter into certain transactions with affiliates; (vi) merge or consolidate with another person or sell or otherwise dispose of all or substantially all of the Company’s assets; (vii) sell certain assets, including capital stock of the Company’s subsidiaries; (viii) designate the Company’s subsidiaries as unrestricted subsidiaries; (ix) pay dividends, redeem or repurchase capital stock or make other restricted payments; and (x) incur certain liens.

Copies of the 2031 Notes Indenture and the 2031 Secured Notes are attached hereto as Exhibits 4.1 and 4.2, respectively, and are incorporated herein by reference. Copies of the 2033 Notes Indenture and the 2033 Secured Notes are attached hereto as Exhibits 4.3 and 4.4, respectively, and are incorporated herein by reference. The foregoing descriptions of the applicable Indenture and the Notes do not purport to be complete and are qualified in their entirety by reference to the complete text of the applicable Indenture and the Notes, respectively.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off Balance-Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

4.1	Indenture, dated as of August 4, 2025, by and among Clear Channel Outdoor Holdings, Inc., the guarantors party thereto and U.S. Bank Trust Company, National Association, as trustee and as collateral agent, governing the 7.125% Senior Secured Notes due 2031.

4.2	Form of 7.125% Senior Secured Notes due 2031 (incorporated by reference to Exhibit A to Exhibit 4.1 filed herewith).

4.3	Indenture, dated as of August 4, 2025, by and among Clear Channel Outdoor Holdings, Inc., the guarantors party thereto and U.S. Bank Trust Company, National Association, as trustee and as collateral agent, governing the 7.500% Senior Secured Notes due 2033.

4.4	Form of 7.500% Senior Secured Notes due 2033 (incorporated by reference to Exhibit A to Exhibit 4.3 filed herewith).

104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEAR CHANNEL OUTDOOR HOLDINGS, INC.

Date: August 4, 2025	By:	/s/ David J. Sailer
David J. Sailer
Executive Vice President, Chief Financial Officer and Assistant Secretary